                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 240.14a-12.

                             VALUEVISION MEDIA, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                            VALUEVISION MEDIA, INC.
                              6740 SHADY OAK ROAD
                       EDEN PRAIRIE, MINNESOTA 55344-3433

                                                                    May 30, 2003

To our Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders of ValueVision Media, Inc., a Minnesota corporation (the "Company"), to be held at the Minneapolis Marriott Southwest, 5801 Opus Parkway, Minnetonka, Minnesota, on Thursday, June 26, 2003 at 9:00 a.m., central standard time.

     The enclosed Notice of Annual Meeting of Shareholders and Proxy Statement describe the matters to come before the meeting. During the meeting, we will also review the past year and comment on the upcoming year.

     We hope that you will be able to attend the meeting in person and we look forward to seeing you. Whether or not you plan to attend the meeting, please take the time to vote. You may vote via the Internet, by calling a toll-free telephone number or by completing the enclosed proxy card and mailing it in the enclosed envelope. See the enclosed proxy card for more details on voting. Please send your proxy via the Internet, telephone or mail as soon as possible so that your proxy is received prior to the meeting. This will assure that your shares will be represented at the meeting and voted in accordance with your wishes.

                                          Sincerely,

                                          /s/ GENE MCCAFFERY
                                          Gene McCaffery
                                          Chairman of the Board, Chief Executive
                                          Officer and President

                            ------------------------

                             YOUR VOTE IS IMPORTANT

     EVEN IF YOU OWN ONLY A FEW SHARES, AND WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE POSTAGE-PAID REPLY ENVELOPE PROVIDED. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED.

                            ------------------------

                            VALUEVISION MEDIA, INC.
                              6740 SHADY OAK ROAD
                       EDEN PRAIRIE, MINNESOTA 55344-3433

                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 26, 2003
                         ------------------------------

To the Shareholders of ValueVision Media, Inc.:

     The Annual Meeting of Shareholders (the "Meeting") of ValueVision Media, Inc. (the "Company") will be held at the Minneapolis Marriott Southwest, 5801 Opus Parkway, Minnetonka, Minnesota, on Thursday, June 26, 2003 at 9:00 a.m., central standard time, or at any adjournments or postponements thereof. The Meeting is being held for the purpose of considering and taking appropriate action with respect to the following:

     1. To elect six Directors, four of whom will be elected by the holders of shares of the Company's Common Stock, par value $.01 per share, voting separately as a class, and two of whom will be elected by the holders of shares of the Company's Series A Redeemable Convertible Preferred Stock, par value $.01 per share, voting separately as a class;

     2. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending January 31, 2004; and

     3. To transact such other business as may properly come before the Meeting or any adjournments thereof.

     Only shareholders of record at the close of business on April 30, 2003 will be entitled to receive notice of and to vote at the Meeting or any adjournments thereof. This notice and proxy statement was first sent to shareholders on approximately May 30, 2003.

     A proxy card for the Meeting is enclosed. Whether or not you plan to attend the Meeting in person, you are requested to vote your proxy either (1) via the Internet at the address listed on the proxy card, (2) by calling a toll-free telephone number listed on the proxy card or (3) by marking, signing and dating the proxy card and mailing it in the enclosed envelope. If you have returned your proxy via the Internet, telephone or mail and then attend the Meeting, you may revoke your proxy and vote in person on all matters submitted at the Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF EACH OF THE PROPOSALS, INCLUDING VOTING IN FAVOR OF THE NOMINEES TO THE BOARD OF DIRECTORS.

                                          By Order of the Board of Directors

                                          /s/ GENE MCCAFFERY
                                          Gene McCaffery
                                          Chairman of the Board, Chief Executive
                                          Officer
                                          and President

May 30, 2003

                            VALUEVISION MEDIA, INC.
                              6740 SHADY OAK ROAD
                       EDEN PRAIRIE, MINNESOTA 55344-3433

                         ------------------------------

                                PROXY STATEMENT
                                    FOR THE
                      2003 ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 26, 2003

                         ------------------------------

                              GENERAL INFORMATION

VOTING OF PROXIES

     All shares of common stock, par value $.01 per share (the "Common Stock"), of ValueVision Media, Inc., a Minnesota corporation (the "Company"), and Series A Redeemable Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Company that are entitled to vote and are represented at the Meeting by properly executed proxies received via the Internet, telephone or mail prior to the date of the Meeting or at the Meeting, and are not revoked, will be voted at such meeting and any adjournments thereof in accordance with the instructions indicated on such proxy. If no instructions are indicated, proxies will be voted on the proposals (the "Proposals") as follows:

          (1) FOR approval of Proposal Number 1 to elect the six nominees for directors to the Company's Board of Directors (each a "Director," collectively, the "Board of Directors"), four of whom must elected by the holders of shares of Common Stock voting separately as a class and two of whom must be elected by the holders of shares of Preferred Stock voting separately as a class; and

          (2) FOR approval of Proposal Number 2 to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending January 31, 2004.

     If any other matters are properly presented at the Meeting for consideration, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

SOLICITATION OF PROXIES

     The Company is making this solicitation and will bear the cost of preparing, assembling and mailing this Proxy Statement, the Annual Report and other material that may be sent to the shareholders of the Company in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of shares, in which case they will be reimbursed by the Company for their expenses in doing so. Proxies are being solicited primarily by mail, but, in addition, officers and regular employees of the Company may solicit proxies personally, by telephone, by telegram, by facsimile, by electronic mail or by special letter.

RECORD DATE; SHARES ENTITLED TO VOTE; QUORUM

     Only shareholders of record at the close of business on April 30, 2003 (the "Record Date") will be entitled to vote at the Meeting or any adjournments thereof. As of the Record Date, there were 35,657,277 shares of Common Stock issued and outstanding. In addition, as of the Record Date, there were 5,339,500 shares of Preferred Stock issued and outstanding, all of which were held by GE Capital Equity Investments, Inc. ("GE Equity"). The holders of the Common Stock and the Preferred Stock will vote together as one class at the Meeting on Proposal 2, with the holders of the Preferred Stock voting on an "as converted" basis (meaning such shares will be entitled to 5,339,500 votes on Proposal 2). With respect to

Proposal 1, the holders of the Common Stock, voting separately as a class, are entitled to elect four Directors to the Board of Directors and the holders of the Preferred Stock, voting separately as a class, are entitled to elect two Directors to the Board of Directors. The Common Stock and Preferred Stock are collectively referred to in this Proxy Statement as the "Voting Securities."

     The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Voting Securities entitled to vote at the Meeting will constitute a quorum for the combined class voting on Proposal 2. With respect to Proposal 1, the presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of (a) the Common Stock entitled to a separate class vote on four Directors at the Meeting will constitute a quorum for purposes of such class vote and (b) the Preferred Stock entitled to a separate class vote on two Directors at the Meeting will constitute a quorum for purposes of such class vote.

VOTES REQUIRED; EFFECT OF ABSTENTIONS AND BROKER NON-VOTES

     With respect to Proposal 1, four Directors are to be elected by the holders of shares of Common Stock voting separately as a class and two Directors are to be elected by the holders of shares of Preferred Stock voting separately as a class. In each separate class vote, the Directors will be elected by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Preferred Stock, as applicable, present in person or by proxy and entitled to vote; provided, that the total vote cast represents, in each case, at least 50% of all of the shares of Common Stock or Preferred Stock entitled to vote.

     The affirmative vote of the holders of a majority of the outstanding shares of Voting Securities (voting as one class) present in person or by proxy and entitled to vote is required to ratify Proposal 2, provided that the total vote cast on such Proposal represents at least 50% of all shares of the Voting Securities entitled to vote on such Proposal.

     A shareholder who abstains with respect to any Proposal is considered to be present and entitled to vote at the Meeting, and is in effect casting a negative vote. A shareholder who is not otherwise present and entitled to vote at the Meeting and who does not give authority to a proxy to vote on a Proposal will not be considered present and entitled to vote on the Proposal. Accordingly, broker non-votes will not affect the outcome of the vote on a Proposal; provided, that the total votes cast on such Proposal represent at least 50% of all shares entitled to vote thereon.

REVOCABILITY OF PROXIES

     The presence at the Meeting of a shareholder of the Company will not revoke his or her proxy. However, a proxy may be revoked with respect to any matter at any time before the proxy is voted on such matter by delivering to an officer of the Company written notice of such revocation or a duly executed new proxy. Such written notice of revocation or duly executed new proxy will be effective upon filing with an officer of the Company, either prior to or at the Meeting; however, a revocation or new proxy will not affect a vote on any matter that was cast prior to such filing. All written notices of revocation and other communications with respect to the revocation of proxies should be delivered to ValueVision Media, Inc., 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433, Attention: General Counsel, or may be hand-delivered to an officer of the Company at the Meeting.

BOARD RECOMMENDATIONS

     The Board recommends a vote FOR the election of each of the nominees to the Board of Directors set forth in Proposal 1 and FOR the ratification of Deloitte & Touche LLP set forth in Proposal 2.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The following table sets forth certain information regarding the beneficial ownership of securities of the Company as of May 13, 2003 based on a total of 35,645,377 shares of Common Stock and 5,339,500 shares of Preferred Stock outstanding as of such date by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock or Preferred Stock, (ii) each of the Directors and nominees for election to the Board, (iii) the Chief Executive Officer and each of the other executive officers named in the Summary Compensation Table who is or was an executive officer of the Company during the year ended January 31, 2003 ("Fiscal 2002"), and (iv) all Directors and executive officers of the Company as a group. Shareholders listed below possess sole voting and investment power with respect to their shares unless otherwise indicated.

NAME AND ADDRESS                                                       NUMBER OF SHARES
(IF DIFFERENT FROM THE COMPANY)                     TITLE OF CLASS    BENEFICIALLY OWNED    PERCENT OF CLASS
-------------------------------                     --------------    ------------------    ----------------
GE Capital Equity Investments, Inc.(1)............  Common Stock          16,013,918              39.1%
120 Long Ridge Road                                 Preferred              5,339,500               100%
                                                    Stock
Stamford, Connecticut 06927

National Broadcasting Company, Inc.(1)............  Common Stock          24,212,403              49.2%
30 Rockefeller Plaza                                Preferred              5,339,500               100%
                                                    Stock
New York, New York 10112

General Electric Capital Corporation(1)...........  Common Stock          16,013,918              39.1%
260 Long Ridge Road                                 Preferred              5,339,500               100%
                                                    Stock
Stamford, Connecticut 06927

General Electric Capital Services, Inc.(1)........  Common Stock          16,013,918              39.1%
260 Long Ridge Road                                 Preferred              5,339,500               100%
                                                    Stock
Stamford, Connecticut 06927

General Electric Company(1).......................  Common Stock          16,013,918              39.1%
3135 Easton Turnpike                                Preferred              5,339,500               100%
                                                    Stock
Fairfield, Connecticut 06431

National Broadcasting Company Holding, Inc.(1)....  Common Stock          16,013,918              39.1%
30 Rockefeller Plaza                                Preferred              5,339,500               100%
                                                    Stock
New York, New York 10112

Snyder Capital Management, L.P.(2)................  Common Stock           2,484,450               7.0%
350 California Street, Suite 1460
San Francisco, California 94104

Snyder Capital Management, Inc.(2)................  Common Stock           2,484,450               7.0%
350 California Street, Suite 1460
San Francisco, California 94104

Westcap Investors, LLC(3).........................  Common Stock           1,929,327               5.4%
1111 Santa Monica Boulevard, Suite 820
Los Angeles, California 90025

Gene McCaffery(4).................................  Common Stock           1,351,578               3.7%

Marshall S. Geller(5).............................  Common Stock             162,500                 *

Robert J. Korkowski(6)............................  Common Stock             201,510                 *

Paul D. Tosetti(7)................................  Common Stock              95,000                 *

R. Brandon Burgess(8).............................  Common Stock          24,212,403              49.2%
                                                    Preferred              5,339,500               100%
                                                    Stock

John L. Flannery, Jr.(9)..........................  Common Stock          16,013,918              39.1%
                                                    Preferred              5,339,500               100%
                                                    Stock

Richard D. Barnes(10).............................  Common Stock             444,357               1.2%

Roy Seinfeld(11)..................................  Common Stock             273,550                 *

Steven Goldsmith(12)..............................  Common Stock             157,542                 *

John Ryan(13).....................................  Common Stock             281,530                 *

All Directors and executive officers as a group
  (ten persons)(14)...............................  Common Stock          31,633,747              61.0%
                                                    Preferred              5,339,500               100%
                                                    Stock

-------------------------
  *  Less than 1%

 (1) Information with respect to GE Equity, National Broadcasting Company, Inc. ("NBC"), General Electric Capital Corporation, General Electric Capital Services, Inc., General Electric Company and National Broadcasting Company Holding, Inc. is provided in reliance upon information included in a
     Schedule 13D/A filed on February 18, 2003. General Electric Capital Services, Inc., General Electric Company and National Broadcasting Company Holding, Inc. disclaim beneficial ownership with respect to all shares of Common Stock and Preferred Stock. Pursuant to certain agreements, GE Equity, NBC, and General Electric Capital Corporation, as the parent company of GE Equity, may be deemed to share voting power and dispositive power with respect to 16,013,918 shares of Common Stock. See "CERTAIN TRANSACTIONS -- Strategic Alliance with GE Equity and NBC" and
     "-- Trademark License Agreement with NBC". Common Stock shown for each entity includes 10,674,418 shares of currently outstanding Common Stock and 5,339,500 shares of Common Stock issuable upon conversion of the 5,339,500 shares of Preferred Stock shown for such entity. In addition, Common Stock shown for NBC includes 8,198,485 shares issuable upon exercise of certain warrants. See "CERTAIN TRANSACTIONS -- Strategic Alliance with GE Equity and NBC".

 (2) Information with respect to Snyder Capital Management, L.P. and Snyder Capital Management, Inc. is provided in reliance upon information included in a Schedule 13G/A filed on February 14, 2003. Snyder Capital Management, Inc. is the general partner of Snyder Capital Management, L.P., a registered investment advisor. Each of Snyder Capital Management, L.P. and Snyder Capital Management, Inc. have shared voting power with respect to 2,257,400 shares of Common Stock and shared dispositive power with respect to 2,484,450 shares of Common Stock.

 (3) Information with respect to Westcap Investors, LLC is provided in reliance upon information included in a Schedule 13G filed on February 14, 2003. Westcap Investors, LLC has sole voting power with respect to 1,354,904 shares of Common Stock and sole investment power with respect to 574,423 shares of Common Stock

 (4) Represents options to purchase 1,308,801 shares of Common Stock that are presently exercisable or will become exercisable within 60 days.

 (5) Includes options to purchase 60,000 shares of Common Stock that are presently exercisable or will become exercisable within 60 days.

 (6) Includes options to purchase 60,000 shares of Common Stock that are presently exercisable or will become exercisable within 60 days.

 (7) Includes options to purchase 85,000 shares of Common Stock that are presently exercisable or will become exercisable within 60 days, as well as 10,000 shares of currently outstanding Common Stock that are held in a trust in which Mr. Tosetti has a beneficial interest.

 (8) As an officer of NBC, Mr. Burgess may be deemed to have beneficial ownership of all shares of the Company that are beneficially owned by NBC. See note (1) above. Mr. Burgess disclaims beneficial ownership of 24,212,403 shares of Common Stock and 5,339,500 shares of Preferred Stock that are beneficially owned by NBC.

 (9) As an officer of GE Equity, Mr. Flannery may be deemed to have beneficial ownership of all shares of the Company that are beneficially owned by GE Equity. See note (1) above. Mr. Flannery disclaims beneficial ownership of 16,013,918 shares of Common Stock and 5,339,500 shares of Preferred Stock that are beneficially owned by GE Equity.

(10) Includes options to purchase 409,367 shares of Common Stock that are presently exercisable or will become exercisable within 60 days.

(11) Includes options to purchase 271,900 shares of Common Stock that are presently exercisable or will become exercisable within 60 days.

(12) Includes options to purchase 157,542 shares of Common Stock that are presently exercisable or will become exercisable within 60 days. Effective April 14, 2003, Mr. Goldsmith resigned as an officer of the Company.

(13) Includes options to purchase 273,000 shares of Common Stock that are presently exercisable or will become exercisable within 60 days.

(14) Shares of Common Stock and Preferred Stock include (i) 10,864,095 shares of Common Stock covered by options granted to directors and named executive officers of the Company and warrants granted to NBC that are presently exercisable or will become exercisable within 60 days, and (ii) shares of Common Stock and Preferred Stock beneficially owned by certain Directors who have disclaimed such beneficial ownership (see notes (8) and (9) above). Includes all Directors and executive officers of the Company as of the Record Date.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     Six Directors will be elected at the Meeting, four of whom (Messrs. McCaffery, Geller, Korkowski and Tosetti) will be voted upon and elected by the holders of shares of Common Stock voting separately as a class and two of whom (Messrs. Burgess and Flannery) will be voted upon and elected by the holders of shares of Preferred Stock voting separately as a class. Each Director will hold office until the next annual meeting of shareholders of the Company and until his or her successor is elected and will have qualified, or his earlier resignation or removal. All of the persons listed below have consented to serve as a Director, if elected. Proxies solicited by the Board will, unless otherwise directed, be voted to elect the six nominees names below to constitute the entire Board.

     The Company's Articles of Incorporation provide that the Board will consist of seven Directors. The holders of shares of Preferred Stock are currently entitled to elect two of the seven Directors and the holders of shares of Common Stock are entitled to elect up to five Directors. The Company's By-Laws further provide that any vacancies on the Board may be filled by vote of the remaining Directors. Because the holders of shares of Common Stock are being asked to elect only four Directors at the Meeting, it is possible that the existing Directors may elect a seventh Director to fill the vacancy after the Meeting.

     The following table sets forth certain information concerning the persons who are nominated for election to the Board of Directors.

                                              DIRECTOR
NAME                                    AGE    SINCE     POSITIONS CURRENTLY HELD WITH THE COMPANY
----                                    ---   --------   -----------------------------------------
Gene McCaffery........................  55      1998     Chairman of the Board, Chief Executive
                                                           Officer and President
Marshall S. Geller....................  64      1993     Director
Robert J. Korkowski...................  62      1993     Director
Paul D. Tosetti.......................  48      1996     Director
R. Brandon Burgess(1).................  35      2002     Director
John L. Flannery, Jr.(1)..............  41      1999     Director

-------------------------

(1) Messrs. Burgess and Flannery are the nominees of the holders of shares of Preferred Stock.

NOMINEES FOR ELECTION BY HOLDERS OF SHARES OF COMMON STOCK

Gene McCaffery

     Mr. McCaffery joined the Company in March 1998, was named Chief Executive Officer in June 1998 and President and Chairman of the Board in February 1999. Mr. McCaffery spent 14 years at Montgomery Ward & Co., Incorporated ("Montgomery Ward"), a department store retailer, most recently through 1995 as Senior Executive Vice President of Merchandising, Marketing, Strategic Planning and Credit Services. In July 1997 and in December 2000, Montgomery Ward filed for reorganization under Chapter 11 of the Federal bankruptcy laws. From 1994 to 1995, Mr. McCaffery also served as Vice Chairman of The Signature Group, one of the nation's largest direct marketing companies. From March 1996 to March 1998, Mr. McCaffery served as Chief Executive Officer and managing partner of Marketing Advocates, a celebrity-driven product and service development company based in Los Angeles, California and Chicago, Illinois. Mr. McCaffery served as an infantry officer in Vietnam and was appointed as Civilian Aide to the Secretary of the Army by President George Bush Sr. in 1991, serving until 1998.

Marshall S. Geller

     Mr. Geller has been a Director since May 1993 and was Vice Chairman of the Board of Directors from August 1994 until July 1999. Mr. Geller is Co-Founder and Senior Manager of St. Cloud Capital Partners LP, a Small Business Investment Company formed in December 2001. He is also Chairman of the Board, CEO and Founding Partner of Geller & Friend Capital Partners, Inc., a private merchant bank formed in November 1995. From 1991 to October 1995, Mr. Geller was the Senior Managing Partner and Founder of Golenberg & Geller, Inc., a merchant banking investment company. Mr. Geller has spent more than 35 years in corporate finance and investment banking, including 21 years as Senior Managing Director for Bear, Stearns and Company, with oversight of all operations in Los Angeles, San Francisco, Chicago, Hong Kong and the Far East. Mr. Geller currently serves as a director on the board of GP Strategies Corporation. Mr. Geller also serves on the Dean's Advisory Council for the College of Business & Economics at California State University, Los Angeles and the Board of Governors of Cedars-Sinai Medical Center, Los Angeles.

Robert J. Korkowski

     Mr. Korkowski has been a Director since May 1993. From 1989 to his retirement in 1996, Mr. Korkowski was the Senior Vice President of Finance and a Director of Opus Corporation, a privately held real estate developer and construction company. From 1986 to 1989, Mr. Korkowski was the Vice President and Chief Financial Officer of National Computer Systems, Inc., a publicly-held information systems company. From 1974 to 1986, Mr. Korkowski was Executive Vice President and Chief Financial Officer of G. Heileman Brewing Company.

Paul D. Tosetti

     Mr. Tosetti has been a Director since August 1996 and is a partner in the Los Angeles office of the law firm of Latham & Watkins, a position he has held since 1989. Mr. Tosetti has been associated with Latham & Watkins since 1982, and is Co-Chairman of that firm's Global Mergers and Acquisitions group and a member of its Corporate Department. His principal areas of practice specialization are mergers and acquisitions and corporate finance.

NOMINEES FOR ELECTION BY HOLDERS OF SHARES OF PREFERRED STOCK

R. Brandon Burgess

     Mr. Burgess has been a Director since February 2002 and has been the Executive Vice President of Business Development for NBC, a diverse international media company, since January 2002. From 2000 to January 2002, Mr. Burgess served as Vice President and Chief Financial Officer of Business Development and New Media for NBC. From 1999 to 2000, Mr. Burgess served as Vice President and Chief Financial Officer for the NBC Television Network, and from 1998 to 1999 he served as Director of Business Development and International Business for NBC. Prior to joining NBC, Mr. Burgess worked as the manager of Corporate Strategy and Mergers and Acquisitions of Pepsico, Inc., a beverage company, from 1995 to 1998.

John L. Flannery, Jr.

     Mr. Flannery has been a Director since July 1999 and has been the President and Chief Executive Officer of GE Equity, the private equity arm of General Electric Co., since February 2002. From August 1999 until February 2002, Mr. Flannery was the Managing Director, Media/Consumer Group of GE Equity since August 1999. From January 1997 to August 1999, Mr. Flannery served as GE Equity's Managing Director for Latin America, where he started GE Equity's Latin American activities. From January 1997 to August 1999, Mr. Flannery was also President of GE Capital Argentina/Chile. From 1994 until December 1996, Mr. Flannery served as Senior Vice President and Manager of Domestic Equity for GE Equity.

     All shares represented by proxies will be voted FOR the election of the foregoing nominees unless a contrary choice is specified. If one or more of these nominees become unable or unwilling to serve at the time of the Meeting, the shares represented by proxy will be voted for the remaining nominees and for any substitute nominees designated by the Board of Directors or, if none, the size of the Board of Directors may be reduced accordingly. The Board of Directors does not anticipate that any nominee will be unavailable or unable to serve.

                 INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

     The business and affairs of the Company are managed by the Board of Directors, which held six meetings during Fiscal 2002, and took written actions in lieu of meetings on five occasions. Committees established and maintained by the full Board of Directors include the Audit Committee, the Compensation Committee and the Nominating Committee. During Fiscal 2002, each Director attended 75% or more of the aggregate of the total number of meetings of the Board of Directors and total number of meetings held by all committees of the Board of Directors on which he served.

Audit Committee

     The Audit Committee consists of Messrs. Korkowski (Chair), Flannery and Tosetti. The Audit Committee held six meetings during Fiscal 2002. The Audit Committee assists the Board of Directors in carrying out its oversight responsibilities for the Company's financial reporting process, audit process and internal controls. The Audit Committee (1) reviews the audited financial statements of the Company and recommends to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K, (2) selects the independent public accountants to audit the books and records of the Company, (3) reviews accounting and auditing principles and procedures of the Company with a view toward providing for adequate internal controls and reliable financial records and (4) approves all fees of, as well as the provision of any non-audit services by, the Company's independent accountants. To this end, the Audit Committee oversees the Company's financial reporting process by, among other things, reviewing and reassessing the Audit Committee Charter annually, reviewing with the independent auditors the plans and results of the auditing engagement, recommending and taking action to oversee the independence of the Company's auditors and recommending to the full Board the engagement of independent auditors. On April 23, 2003, the Board of Directors adopted amendments to its Audit Committee Charter, and that Charter continues to comply with the standards set forth in Securities and Exchange Commission regulations and the Nasdaq Stock Market's independent director and Audit Committee listing standards. The Audit Committee Charter, as revised on April 23, 2003, is attached as Appendix A.

     The applicable listing standards of the Nasdaq Stock Market, to which the Company is subject, require among other things that the Audit Committee be comprised solely of independent directors. Messrs. Korkowski and Tosetti are "independent" as that term is defined in the applicable listing standards; however, due to Mr. Flannery's employment with GE Equity, which may be considered an affiliate of the Company, Mr. Flannery may not fall within the NASD rule's definition of "independent." Nonetheless, the Board of Directors has determined, as permitted under such rules, that Mr. Flannery's appointment to the Audit Committee is required by the best interests of the Company and its shareholders. In making this determination, the Board of Directors took into consideration, among other things, Mr. Flannery's extensive knowledge of and experience with financial reporting and accounting as well as the Company's obligation to appoint at least one of the Directors elected by the holders of the Preferred Stock to the Audit Committee.

     The Company is currently reviewing proposed but not yet effective recent rules promulgated by the Securities and Exchange Commission under the Sarbanes-Oxley Act of 2002 and by the NASD regarding composition of audit committees, and will make any changes required in the composition of the Audit Committee and to the Audit Committee Charter as necessary to comply with the new rules by the applicable effective date.

Compensation Committee

     The Compensation Committee consists of Messrs. Geller (Chair), Burgess and Korkowski. All three members of the Compensation Committee are non-employee directors. The Compensation Committee establishes executive compensation strategy and assures that all executive officers of the Company are compensated effectively in a manner consistent with such strategy, internal considerations, competitive practices and the requirements of regulatory agencies. The Compensation Committee also administers the Company's stock-based incentive plans and approves grants to executive officers made in connection therewith. The Compensation Committee met three times during the last fiscal year.

Nominating Committee

     The Nominating Committee advises and makes recommendations to the Board of Directors on all matters concerning the selection of candidates as nominees for election as directors. The Committee consists of Messrs. Korkowski (Chair) and Geller. The Nominating Committee has recommended to the Board of Directors that each of the nominees listed for election to the Board of Directors in Proposal 1 be elected to the Board of Directors. The Nominating Committee met one time during the last fiscal year.

     This Committee will consider persons recommended by shareholders in selecting nominees for election to the Board of Directors. Shareholders who wish to suggest qualified candidates should write to: ValueVision Media, Inc., 5740 Shady Oak Road, Eden Prairie, Minnesota 55343, Attention: Nominating Committee, c/o General Counsel. All recommendations should state in detail the qualification of such persons for consideration by the Committee and should be accompanied by an indication of the person's willingness to serve.

                             DIRECTOR COMPENSATION

     For Fiscal 2002, the Company paid certain of its non-employee Directors, Messrs. Geller, Korkowski and Tosetti, an annual retainer of $30,000 each (paid quarterly on a pro rata basis). During the period from February to November, 2002, such Directors also received $500 for each Board and Committee meeting attended and $1,000 per quarter for serving as Chairman of a Committee on the Board; beginning in November 2002, pursuant to a resolution of the Board, these amounts were increased to $2,000 per Board or Committee meeting attended in person, $500 per Committee meeting attended in person in conjunction with a Board meeting; and $1,000 per Board or Committee meeting attended on a telephonic basis. In addition, effective November 2002, the compensation for serving as the Chairman of a Committee was increased to $3,000 per quarter. The Board of Directors has resolved in addition periodically to grant options to purchase shares of Common Stock per year to each non-employee Director elected by the holders of shares of Common Stock in consideration for the Director's service on the Company's Board. The Company reimburses all non-employee Directors for costs and expenses in connection with their attendance at Board of Directors and Committee meetings. During Fiscal 2002, the Board authorized two separate grants of fully exercisable stock options for the non-employee Directors elected by the holders of shares of Common Stock: one grant of options to purchase 10,000 shares of Common Stock at an exercise price of $18.87 per share, and one grant of options to purchase 5,000 shares of Common Stock at an exercise price of $11.08 per share.

                THE BOARD OF DIRECTORS BELIEVES THE ELECTION TO
             THE BOARD OF DIRECTORS OF THE NOMINEES SET FORTH ABOVE
        TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS
         AND RECOMMENDS A VOTE "FOR" APPROVAL OF EACH OF THE NOMINEES.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain summary information with respect to compensation earned during the fiscal years ended January 31, 2003, 2002, and 2001, for the Company's (i) Chief Executive Officer and (ii) four other most highly compensated executive officers who were serving as executive officers on January 31, 2003. In Fiscal 2002, the Company offered to its executive managers and other eligible employees of the Company a choice of receiving Company stock options in lieu of cash for a portion of the bonuses earned during Fiscal 2002. If and to the extent the executive officers named below elected to receive options in lieu of a portion of a cash bonus, the bonus and long-term compensation columns in the table below opposite such officer's name are adjusted accordingly.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                                                        COMPENSATION
                                                    ANNUAL COMPENSATION                 ------------
                                       ----------------------------------------------    SECURITIES
                                       FISCAL                          OTHER ANNUAL      UNDERLYING
NAME AND PRINCIPAL POSITION             YEAR    SALARY      BONUS     COMPENSATION(6)     OPTIONS
---------------------------            ------   -------   ---------   ---------------   ------------
                                                  ($)        ($)            ($)             (#)
Gene McCaffery(1)....................   2002    840,385     333,333        16,966         262,500
  Chairman of the Board,                2001    792,182   1,082,778        43,113          74,078
  Chief Executive Officer and
     President                          2000    788,336   1,020,250        99,301         450,000

Richard D. Barnes(2).................   2002    350,000          --         6,000         106,340
  Chief Operating Officer,              2001    332,500      35,000         6,000          61,200
  Chief Financial Officer,              2000    319,385      60,000       103,312         125,000
  Executive Vice President

Roy Seinfeld(3)......................   2002    300,000          --         6,000          25,400
  President -- FanBuzz                  2001    300,000      50,000        22,139              --
                                        2000    109,615      50,000        59,501         250,000

Steven Goldsmith(4)..................   2002    280,000          --         6,600          23,625
  Senior Vice President,                2001    263,846          --        86,646         167,250
  General Merchandise Manager           2000         --          --            --              --

John Ryan(5).........................   2002    305,679          --            --          26,680
  Executive Vice President --           2001    138,461          --            --         250,000
  Licensing and Entertainment           2000         --          --            --              --

-------------------------

(1) Other annual compensation for Fiscal 2002 included $13,682 for commuting expenses and $3,284 for automobile expenses. Other annual compensation for the year ended January 31, 2002 ("Fiscal 2001") included $39,829 for relocation and commuting expenses and $3,284 for automobile expenses and for the year ended January 31, 2001 ("Fiscal 2000") included $96,017 for relocation and commuting expenses and $3,284 for automobile expenses.

(2) Other annual compensation for Fiscal 2002 included $6,000 for automobile expenses. Other annual compensation for Fiscal 2001 included $6,000 for automobile expenses and for Fiscal 2000 included $97,312 for relocation and commuting expenses and $6,000 for automobile expenses.

(3) Mr. Seinfeld commenced employment with the Company on July 31, 2000. Other annual compensation for Fiscal 2002 included $6,000 for automobile expenses. Effective April 7, 2003, Mr. Seinfeld was promoted to the position of President of FanBuzz and relinquished his position as Senior Vice President, Programming Sales. Other annual compensation for Fiscal 2001 included $16,739 for relocation expenses and $5,400 for automobile expenses and for Fiscal 2000 included $6,000 for automobile expenses and $53,501 for relocation expenses.

(4) Mr. Goldsmith commenced employment with the Company on February 12, 2001. Other annual compensation for Fiscal 2002 included $6,600 for automobile expenses. Effective April 14, 2003,

    Mr. Goldsmith resigned as an officer of the Company. Other annual compensation for Fiscal 2001 included $80,300 for relocation and commuting expenses and $6,346 for automobile expenses.

(5) Mr. Ryan commenced employment with the Company on August 7, 2001.

(6) Disclosure is not required by applicable SEC rules where the aggregate amount of perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of total salary and bonus for any of the named executives.

                     (the remainder of this page is blank)

            OPTION GRANTS DURING FISCAL YEAR ENDED JANUARY 31, 2003

     The following table sets forth information with respect to options to purchase shares of Common Stock granted during Fiscal 2002 to each of the executive officers in the Summary Compensation Table above. No stock appreciation rights were granted to any of the persons listed on the table below during Fiscal 2002.

                       OPTION GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                                                                                     POTENTIAL
                                                                                 REALIZABLE VALUE
                                          PERCENT OF                             AT ASSUMED ANNUAL
                                            TOTAL                                 RATES OF STOCK
                             NUMBER OF     OPTIONS                              PRICE APPRECIATION
                             SECURITIES   GRANTED TO   EXERCISE                   FOR OPTION TERM
                             UNDERLYING   EMPLOYEES    OR BASE                        ($)(6)
                              OPTIONS     IN FISCAL     PRICE     EXPIRATION   ---------------------
NAME                         GRANTED(#)    YEAR(1)      ($/SH)       DATE         5%          10%
----                         ----------   ----------   --------   ----------   ---------   ---------
Gene McCaffery.............   262,500       13.1%       14.81(4)    9/3/2012   2,444,906   6,195,873
Richard D. Barnes..........    11,500        0.6%       18.15(2)   4/15/2008      84,972     198,021
                               25,000        1.2%       18.15(3)    2/2/2008     184,722     430,480
                               69,840        3.5%       14.77(5)  11/25/2010     419,939     978,637
Roy Seinfeld...............     6,900        0.3%       18.15(2)   4/15/2008      50,983     118,813
                               15,000        0.7%       18.15(3)    2/2/2008     110,833     258,288
                                3,500        0.2%       14.77(5)  11/25/2010      21,045      49,044
Steven Goldsmith...........     8,625        0.4%       18.15(2)   4/15/2008      63,729     148,516
                               15,000        0.7%       18.15(3)    2/2/2008     110,833     258,288
John Ryan..................    23,000        1.1%       18.15(2)   4/15/2008     169,944     396,042
                                3,680        0.2%       14.77(5)  11/25/2010      22,127      51,566

-------------------------

(1) Percentage calculations in this column are based solely on the number of options granted to employees of the Company and do not take into account options granted to non-employee consultants or Directors.

(2) Options were granted at an exercise price equal to the fair market value of the Common Stock on the date of grant and were vested on April 15, 2003. These options will expire five years after vesting or, if earlier, three months from the date of termination of employment.

(3) Options were granted at an exercise price equal to the fair market value of a share of Common Stock on the date of grant and vest one-half on the grant date and one-half on the next grant date anniversary. Such options will expire five years after vesting or, if earlier, three months from the date of termination of employment.

(4) Options were granted at an exercise price equal to the fair market value of a share of Common Stock on the date of grant and vest in equal amounts quarterly from July 1, 2004 to December 31, 2005. Such options will expire ten years after vesting or, if earlier, six months from the date of termination of employment.

(5) Options were granted at an exercise price equal to the fair market value of a share of Common Stock on the date of grant and vest one-third on each of the next three grant date anniversaries. Such options will expire five years after vesting or three months from the date of termination of employment.

(6) The amounts shown in these columns are the result of calculations at assumed annual rates required by the SEC and are not intended to forecast possible future appreciation, if any, of the price of the Common Stock. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

OPTION EXERCISES AND YEAR-END OPTION VALUE TABLE

     The following table sets forth information as of January 31, 2003 with respect to the unexercised options held by each of the executive officers named in the Summary Compensation Table above.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                 NUMBER OF SECURITIES    VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED       IN-THE-MONEY
                                                                      OPTIONS AT              OPTIONS AT
                                                                 JANUARY 31, 2003 (#)    JANUARY 31, 2003($)
                                                                ----------------------   --------------------
                              SHARES ACQUIRED        VALUE          (EXERCISABLE/           (EXERCISABLE/
NAME                           ON EXERCISE(#)     REALIZED($)       UNEXERCISABLE)        UNEXERCISABLE)(1)
----                         ------------------   -----------   ----------------------   --------------------
Gene McCaffery.............             0                 0       1,236,578/450,000            7,859,414/0
Richard D. Barnes..........             0                 0         383,533/109,007            9,715/2,987
Roy Seinfeld...............             0                 0          181,066/94,334                    0/0
Steven Goldsmith(2)........        33,000           281,223(3)       50,375/140,500         40,154/314,146
John Ryan..................             0                 0         148,000/128,680                    0/0

-------------------------

(1) The dollar amount represents the positive spread between the exercise price of the options and the closing price per share of the Common Stock on the Nasdaq National Market of $13.05 on January 31, 2003.

(2) Effective April 14, 2003, Mr. Goldsmith resigned as an officer of the
    Company.

(3) The dollar amount represents the positive spread between the fair market value of the underlying shares of Common Stock on the exercise date and the exercise price ($10.688 per share).

EMPLOYMENT AGREEMENTS

Gene McCaffery

     Effective December 2, 1999, the Company entered into an amended and restated employment agreement with Mr. McCaffery, which was thereafter amended as of October 9, 2000 and further amended as of September 2, 2002 (as amended, the "McCaffery Employment Agreement"). Under the McCaffery Employment Agreement, Mr. McCaffery serves as the President and Chief Executive Officer of the Company until December 31, 2005, and received a base salary of $750,000 during the period from December 2, 1999 until March 31, 2001, which thereafter increased by $50,000 per annum on each of April 1, 2001, 2002 and 2003 and will further increase by $50,000 per annum on April 1, 2004 and 2005. His current annual base salary is $900,000. In addition, Mr. McCaffery received a signing bonus of $300,000 in connection with the execution and delivery of the agreement prior to its amendment, a $500,000 bonus (subject to repayment in the event of certain early termination events) on execution of the first amendment to the McCaffery Employment Agreement dated as of October 9, 2000, and receives a $600 monthly automobile allowance. Mr. McCaffery will receive a $291,666 bonus (subject to repayment in the event of certain early termination events) on April 2, 2004 in connection with the execution of the second amendment to the McCaffery Employment Agreement dated as of September 2, 2002. The McCaffery Employment Agreement provides for bonus salary of up to 100% of the base salary, which may be earned only upon the Company meeting certain operating income, revenue and stock performance criteria. In addition, under the McCaffery Employment Agreement, Mr. McCaffery was issued fully vested stock options to acquire 100,000 shares of Common Stock, with an exercise price equal to $40.5625 per share, the last trading price of a share of Common Stock on December 1, 1999, options to purchase an additional 450,000 shares of Common Stock, with an exercise price of $22.50 per share, the last trading price of a share of Common Stock on October 8, 2000, which options vest as to 37,500 such shares on each July 1st, October 1st, January 1st and April 1st during the term commencing on July 1, 2001 and ending on April 1, 2004 and options to purchase an additional 262,500 shares of Common Stock, with an exercise price of $14.81 per share, which options vest as to 37,500 such shares on each July 1st, October 1st, January 1st and April 1st during the term commencing on July 1, 2004 and ending on December 31, 2005. Also, the McCaffery Employment Agreement provides for Mr. McCaffery to receive

(a) a retention bonus of $1,000,000 on each of two separate occasions in the event Mr. McCaffery (i) remains employed through March 31, 2001 (the first occasion), which amount has been paid, and thereafter throughout the period from April 1, 2001 through April 1, 2004 (the second occasion), (ii) is discharged without Cause, or (iii) resigns for Employer Cause or following a Change in Control, as such terms are defined in the McCaffery Employment Agreement and (b) a retention bonus of $583,333 in the event that Mr. McCaffery (i) remains employed through December 31, 2005, (ii) is discharged without Cause, or (iii) resigns for Employer Cause or following a Change in Control, as such terms are defined in the McCaffery Employment Agreement.

     In addition, the McCaffery Employment Agreement provides that the Company grant to Mr. McCaffery a line of credit in the principal amount of $5,000,000 to be secured by securities of the Company owned by Mr. McCaffery.

     The McCaffery Employment Agreement generally provides that Mr. McCaffery may not compete against the Company for six months after his employment is terminated. In addition, in the event of a Change of Control, Mr. McCaffery's employment can be terminated by the Company or Mr. McCaffery in certain circumstances. In the event of such a termination, Mr. McCaffery would be entitled to receive the base salary and bonus salary remaining to be paid through the end of the term of the McCaffery Employment Agreement, together with accrued benefits.

     On May 20, 2003, the Company announced that Mr. McCaffery would be part of a transition process to determine his successor as Chief Executive Officer of the Company, but that he would remain as Chairman and Chief Executive Officer of the Company during the transition period. The Board and Mr. McCaffery are in discussions to finalize the terms of this transition as well as address any relationship going forward.

Richard D. Barnes

     Effective October 19, 1999, the Company entered into a three-year employment agreement with Mr. Barnes, which agreement was subsequently amended on April 5, 2001 to extend the term for an additional year (as amended, the "Barnes Employment Agreement"), pursuant to which Mr. Barnes serves as the Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Company. Mr. Barnes was appointed Executive Vice President in December 2000 and was appointed Chief Operating Officer in July 2001. The Barnes Employment Agreement provides that Mr. Barnes receives a base salary of at least $240,000 per year with performance reviews to be conducted annually, a monthly automobile allowance of $500 per month and reimbursement for moving expenses. The Barnes Employment Agreement also provides for bonus salary of at least $50,000 per year and up to $200,000 per year, depending upon whether the Company meets certain operating income criteria. On January 21, 2002, the Barnes Employment Agreement was amended to eliminate the obligation of the Company to make a minimum bonus payment to Mr. Barnes and to replace the formula under which his bonus is calculated with a bonus up to the same amount determined according to criteria specified at the beginning of each fiscal year by the Chairman of the Board of Directors based on the achievement by the Company of financial targets reviewed by the Board of Directors. In addition, pursuant to the Barnes Employment Agreement, Mr. Barnes was issued stock options to acquire 200,000 shares of Common Stock, with an exercise price equal to $26.688 per share, the last trading price of a share of Common Stock on October 18, 1999. The options vest one-third upon grant and one-third upon each of the first and second anniversaries of the grant date. The Barnes Employment Agreement generally provides that Mr. Barnes may not compete against the Company for twelve months after his employment is terminated. Mr. Barnes' current base salary is $350,000 and he has subsequently been granted options to acquire an additional 292,540 shares of Common Stock.

Roy Seinfeld

     Effective July 31, 2000, the Company entered into a two-year employment agreement with Mr. Seinfeld, which agreement was subsequently amended on December 19, 2001 to extend the term for an additional year (as amended, the "Seinfeld Employment Agreement"), under which Mr. Seinfeld has served as the Senior Vice President -- Programming Sales of the Company. Effective April 7, 2003, Mr. Seinfeld became

President of FanBuzz. The Seinfeld Employment Agreement provides that Mr. Seinfeld receives a base salary of at least $300,000 per year, a monthly automobile allowance of $500 per month and reimbursement for moving expenses. The Seinfeld Employment Agreement also provides for bonus salary of up to $200,000 per year, depending on criteria mutually agreed to by Mr. Seinfeld and the Chairman of the Board of Directors, with the first $50,000 of the bonus guaranteed for the first full year of the agreement. On January 21, 2002, the Seinfeld Employment Agreement was amended to replace the formula under which his bonus is calculated with a bonus up to the same amount but determined according to criteria specified at the beginning of each fiscal year by the Chairman of the Board of Directors based on the achievement by the Company of financial targets reviewed by the Board of Directors. In addition, Mr. Seinfeld received a signing bonus of $50,000 when he began work. Pursuant to the Seinfeld Employment Agreement, Mr. Seinfeld was issued stock options to acquire 250,000 shares of Common Stock, with an exercise price equal to $14.375 per share, the last trading price of a share of Common Stock on July 30, 2000. The options vest one-third upon grant and one-third upon each of the first and second anniversaries of the grant date. The Seinfeld Employment Agreement also provides Mr. Seinfeld with a right to receive at least one year's salary and bonus in the event his employment with the Company is terminated in certain circumstances and generally provides that Mr. Seinfeld may not compete against the Company for six months after his employment is terminated. Mr. Seinfeld's current base salary is $300,000 and he has subsequently been granted options to acquire 25,400 shares of Common Stock.

Steven Goldsmith

     Effective February 12, 2001, the Company entered into a three-year employment agreement with Mr. Goldsmith (as amended, the "Goldsmith Employment Agreement"), under which Mr. Goldsmith served as the Senior Vice President and General Merchandise Manager of the Company. Mr. Goldsmith resigned as an officer of the Company effective April 14, 2003. The Goldsmith Employment Agreement provides that Mr. Goldsmith receives a base salary of at least $280,000 per year, a monthly automobile allowance of $550 per month and reimbursement for moving expenses. The Goldsmith Employment Agreement also provides for bonus salary of up to $150,000 per year based on the achievement by the Company of certain operating profits, with the first $50,000 of the bonus guaranteed for Fiscal 2002. On January 21, 2002, the Goldsmith Employment Agreement was amended to eliminate the obligation of the Company to make a minimum bonus payment to Mr. Goldsmith and to replace the formula under which his bonus is calculated with a bonus up to the same amount but determined according to criteria specified at the beginning of each fiscal year by the Chairman of the Board of Directors based on the achievement by the Company of financial targets reviewed by the Board of Directors. Pursuant to the Goldsmith Employment Agreement, Mr. Goldsmith was issued stock options to acquire 150,000 shares of Common Stock, with an exercise price equal to $10.688 per share, the last trading price of a share of Common Stock on March 20, 2001. The options vest one-third upon grant and one-third upon each of the first and second anniversaries of the grant date. The Goldsmith Employment Agreement also provides Mr. Goldsmith with a right to receive at least one year's salary and bonus in the event his employment with the Company is terminated in certain circumstances and generally provides that Mr. Goldsmith may not compete against the Company for six months after his employment is terminated. Mr. Goldsmith subsequently has been granted options to acquire 40,875 shares of Common Stock. Effective April 14, 2003, the Company and Mr. Goldsmith entered into a separation agreement under which the Goldsmith Employment Agreement between Mr. Goldsmith and the Company was terminated and Mr. Goldsmith resigned as an officer of the Company. In consideration for his resignation from the Company, his agreement to provide additional consulting services to the Company, and the release of any claims he may have against the Company, the Company agreed to pay to Mr. Goldsmith an amount equal to one year's salary and to provide certain employee benefits through the one-year period.

John Ryan

     Effective August 7, 2001, the Company entered into an employment agreement with Mr. Ryan (the "Ryan Employment Agreement"), under which Mr. Ryan serves as the Executive Vice President -- Licensing and Entertainment of the Company. The Ryan Employment Agreement provides that Mr. Ryan receives a base salary of at least $25,000 per month, an automobile and temporary housing allowance during periods when Mr. Ryan is in Minnesota and reimbursement for business expenses. In addition, Mr. Ryan was issued an option to purchase 250,000 shares of Common Stock at an exercise price of $16.41 per share in connection with the commencement of his employment with the Company. These options vest in one-third increments on each of the first three anniversary dates of the commencement of Mr. Ryan's employment, so long as he remains employed by the Company on such dates. The Ryan Employment Agreement provides Mr. Ryan with the right to receive his base salary and benefits for the remainder of the term of the agreement in the event his employment with the Company is terminated in certain circumstances. In certain circumstances, the Ryan Employment Agreement also restricts Mr. Ryan from competing against the Company for a period of three months after his employment with the Company is terminated. Mr. Ryan subsequently has been granted options to acquire 26,680 shares of Common Stock.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Decisions on compensation of the Company's executives generally have been made by the Compensation Committee. During Fiscal 2002, the Compensation Committee consisted of three non-employee Directors, R. Brandon Burgess, Robert
J. Korkowski and Marshall S. Geller. Mr. Burgess is an executive officer of NBC, the largest shareholder of the Company. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board of Directors. Pursuant to rules designed to enhance disclosure of the Company's policies toward executive compensation, set forth below is a report prepared by the Compensation Committee addressing the compensation policies for the Company and its subsidiaries for Fiscal 2002 as they affected the Company's executive officers.

EXECUTIVE COMPENSATION PHILOSOPHY

     The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual objectives and long-term goals, reward above-average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. Executive compensation is set at levels that the Compensation Committee believes to be consistent with others in the Company's industry.

     The elements in the Company's executive compensation program, all determined by individual and corporate performance, are base salary compensation, annual incentive compensation, stock options and miscellaneous benefits and perquisites (consisting primarily of a car allowance and customary life and health benefits). Total compensation opportunities are generally competitive with those offered by employers of comparable size, growth and profitability in the Company's industry.

     Base salary compensation is determined by the potential impact the individual has on the Company, the skills and experiences required by the job, and the performance and potential of the incumbent in the job. Annual incentive compensation for executives of the Company is based primarily on corporate operating results and revenue growth and the Company's positioning for future results, but also includes an overall assessment of executive management's performance, as well as market conditions.

Short-Term Incentive Compensation

     The Company's 2002 Annual Management Incentive Plan (the "Incentive Plan") has been developed to provide incentives to the senior executives of the Company and its subsidiaries to produce a superior return to the Company's shareholders and to encourage such executives to remain in the employ of the Company and its subsidiaries through annual cash incentive awards. All executive officers and other key employees are eligible to participate in the Incentive Plan. The Incentive Plan rewards participants for attaining pre-determined Company goals. Awards are based on actual results measured against the attainment of performance targets selected by the Compensation Committee consisting of one or more of the following: earnings or earnings per share; EBITDA or EBITDA per share; net earnings or net earnings per share (profit after taxes); inventory levels or inventory turnover; total net sales; total gross profit or total gross profit percentage; operating cash flow or free cash flow; economic value added; accounts receivable (measured in terms of days sales outstanding); operating expenses; operating income; total shareholder return; return on equity; pre-tax and pre-interest expense return on average invested capital, which may be expressed on a current value basis; profit before taxes or profit after taxes less the Company's cost of capital; or sales growth (gross sales or net sales). Any such targets may relate to one or any combination of two or more of corporate, group, unit, division, affiliate or individual performance. The Incentive Plan was approved by the Company's shareholders at the Company's 2002 annual meeting of shareholders. Accordingly, no awards have yet been granted to participants under the Incentive Plan. Notwithstanding the parameters established for awards under the Incentive Plan, the Compensation Committee may determine based on an executive officer's performance that such officer would be entitled to a bonus based on other performance factors.

Long-Term Incentive Compensation

     Awards of stock grants under the Second Amended 1990 Stock Option Plan (the "1990 Plan"), the 1994 Executive Stock Option and Compensation Plan (as amended, the "1994 Plan") and the ValueVision Media, Inc. 2001 Omnibus Stock Plan (as amended, the "2001 Plan") are designed to promote the identity of long-term interests between the Company's executives and its shareholders and assist in the retention of executives. The 1990 Plan and the 2001 Plan also permit the granting of stock options to key personnel. Options become exercisable based upon criteria established by the Company. During Fiscal 2002, option grants were made to the following named executive officers of the Company: options to acquire 262,500 shares of Common Stock were granted to Mr. McCaffery; options to acquire 106,340 shares of Common Stock were granted to Mr. Barnes; options to acquire 25,400 shares of Common Stock were granted to Mr. Seinfeld; options to acquire 23,625 shares of Common Stock were granted to Mr. Goldsmith; and options to acquire 26,680 shares of Common Stock were granted to Mr. Ryan.

     The Compensation Committee surveys employee stock option programs of companies with similar capitalization to the Company prior to recommending the grant of options to purchase shares of Common Stock to executives. While the value realizable from exercisable options is dependent upon the extent to which the Company's performance is reflected in the market price of a share of Common Stock at any particular point in time, the decision as to whether such value will be realized in any particular year is determined by each individual executive and not by the Compensation Committee. Accordingly, when the Committee recommends that an option be granted to an executive, that recommendation does not take into account any gains realized that year by that executive as a result of his or her individual decision to exercise an option granted in a previous year. The Board believes that the option grants with deferred vesting to executive officers are important in retaining executive officers and providing them with incentives consistent with the shareholders' objectives for appreciation in the value of the Common Stock.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Mr. McCaffery's base salary and incentive award for Fiscal 2002 were determined by the Compensation Committee in accordance with his existing employment agreement and the methodology described above. The Compensation Committee evaluates the performance and determines the base salary of the CEO annually based on its assessment of his past performance and its expectation as to his future contributions in leading the Company and on the process described above. In setting his 2002 base salary, the Compensation Committee considered a number of factors, such as the effectiveness of the CEO in establishing the Company's strategic direction and providing leadership which enables the management team to maximize its performance compared to the competition. In addition, the Compensation Committee also considered significant accomplishments during the prior year and other performance factors, including the Company's ability to reduce and control expenses and efficiently use working capital to achieve goals. In addition, the market competitiveness of the base and incentives are reviewed against external survey data along with a review of peer-group pay practices. Factors considered by the Compensation Committee in determining the CEO's base salary are not subject to any specific weighting factor or formula. The Compensation Committee believed that the continued growth, expansion and profitability of the Company during Fiscal 2001 were due in large part to Mr. McCaffery's leadership and direction. Therefore, the Compensation Committee determined Mr. McCaffery's total base salary for Fiscal 2002 at $840,385. Mr. McCaffery also received a grant of options to purchase 262,500 shares of Common Stock. For Fiscal 2002, the only bonus received by Mr. McCaffery was awarded in connection with payments the Company was obligated to make under his employment agreement.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's chief executive officer or any of the four other most highly compensated executive officers. The Board of Directors and the Committee intend that any grants of options or performance units under the 2001 Omnibus Stock Plan and awards made under the Company's 2002 Annual Management Incentive Plan meet the requirements of Section 162(m). The Committee believes, however, that in order to retain the flexibility to compensate its executive officers in a competitive environment in accordance with the principles discussed above, it would be inadvisable to adopt a strict policy of compliance with Section 162(m) in all cases. The Committee will continue to consider future opportunities for compliance with Section 162(m) that it feels are in the best interests of the Company and its shareholders.

Compensation Committee

     Marshall S. Geller
     R. Brandon Burgess
     Robert J. Korkowski

BOARD AUDIT COMMITTEE REPORT

     The Audit Committee (i) reviewed and discussed the Company's audited financial statements for the year ending January 31, 2003 and significant accounting issues with the Company's management and with the Company's independent accountants, (ii) discussed with the Company's independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards) which includes, among other items, matters related to the conduct of the audit of the Company's financial statements and (iii) received and discussed the written disclosures and the letter from the Company's independent accountants required by Independence Standards Board Statement No. 1 (independence discussions with audit committees) which relates to the accountants' independence from the Company. Based on the review and discussions with management and the independent accountants, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ending January 31, 2003 for filing with the SEC.

Audit Committee

     John L. Flannery, Jr.
     Robert J. Korkowski
     Paul D. Tosetti

                           INDEPENDENT AUDITORS' FEES

AUDIT FEES

     On May 16, 2002, the Company discontinued the engagement of Arthur Andersen LLP ("Arthur Andersen") as the Company's independent auditors and engaged Deloitte & Touche LLP ("Deloitte & Touche") as the independent auditors for the fiscal year ending January 31, 2003. The aggregate fees billed by Deloitte & Touche for the audit of the Company's annual consolidated financial statements for fiscal 2002 and the review of the Company's interim consolidated financial statements for each quarter in fiscal 2002 were $125,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     Deloitte & Touche did not bill any amounts to the Company for financial information systems design and implementation during Fiscal 2002.

ALL OTHER FEES

     The Company paid Deloitte & Touche $12,750 primarily for consulting fees incurred for acquisition due diligence matters, and $137,250 for state and federal tax advice and tax return assistance.

AUDITOR INDEPENDENCE

     The Audit Committee has considered and determined that the provision of the non-audit services described under "-- Financial Information Systems Design and Implementation Fees" and "-- All Other Fees" is compatible with maintaining Deloitte & Touche's independence as the Company's principal accountants.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of January 31, 2003 for compensation plans under which equity securities may be issued.

                                                (A)                     (B)                      (C)
                                      -----------------------   --------------------   -----------------------
                                                                                        NUMBER OF SECURITIES
                                                                                       REMAINING AVAILABLE FOR
                                       NUMBER OF SECURITIES                             FUTURE ISSUANCE UNDER
                                         TO BE ISSUED UPON        WEIGHTED-AVERAGE       EQUITY COMPENSATION
                                      EXERCISE OF OUTSTANDING    EXERCISE PRICE OF        PLANS (EXCLUDING
                                       OPTIONS, WARRANTS AND    OUTSTANDING OPTIONS,   SECURITIES REFLECTED IN
PLAN CATEGORY                                 RIGHTS            WARRANTS AND RIGHTS          COLUMN(A))
-------------                         -----------------------   --------------------   -----------------------
Equity Compensation Plans Approved
  by Security Holders...............         5,697,983                 $14.99                 $800,018(1)
Equity Compensation Plans Not
  Approved by Security Holders......         9,788,510(2)              $16.43                       --
Total...............................        15,486,493                 $15.90                  800,018

-------------------------

(1) Includes securities available for future issuance under shareholder approved compensation plans other than upon the exercise of an outstanding option, warrant or right, as follows: 166,648 shares under the 1990 Plan and 633,370 shares under the 2001 Omnibus Stock Plan.

(2) Reflects 8,235,343 shares of Common Stock issuable upon exercise of the various warrants issued by the Company and held by NBC and described in "CERTAIN TRANSACTIONS -- Strategic Alliance with GE Equity and NBC" and 1,553,167 shares of Common Stock issuable upon exercise of nonstatutory stock options granted to employees of the Company at per share exercise prices equal to the fair market value of a share of Common Stock on the date of grant. Each of these options expires five years after the date of issuance, and is subject to vesting requirements varying between completely vested and vesting over a period of three years, depending on the circumstances of each individual grant.

                              CERTAIN TRANSACTIONS

TRANSACTION INVOLVING MR. MCCAFFERY

     Under the McCaffery Employment Agreement, Gene McCaffery, the President, Chief Executive Officer and Chairman of the Board of the Company has been granted a line of credit from the Company in the principal amount of $5,000,000 to be secured by securities of the Company owned by Mr. McCaffery. The McCaffery Employment Agreement requires that the value of the securities of the Company pledged by Mr. McCaffery be equal to 150% of the aggregate amounts borrowed from the Company by Mr. McCaffery, such collateral to be adjusted on a quarterly basis. The interest to be paid by Mr. McCaffery on amounts withdrawn on the line of credit is equal to the minimum amount of interest allowable under Federal tax laws. As of May 15, 2003, the principal amount borrowed by Mr. McCaffery pursuant to such line of credit (which represents the highest amount borrowed since the beginning of Fiscal 2002) was $3,800,000. A separate pledge agreement and promissory note from Mr. McCaffery to the Company will be entered into with respect to any amounts to be withdrawn pursuant to this line of credit.

TRANSACTION INVOLVING MR. TOSETTI

     Paul D. Tosetti, a Director of the Company, is a partner at Latham & Watkins, a law firm that has provided legal services to the Company. The Company paid Latham & Watkins approximately $204,000 in consideration of legal services provided during Fiscal 2002.

STRATEGIC ALLIANCE WITH GE EQUITY AND NBC

     On March 8, 1999, the Company entered into a strategic alliance with NBC and GE Equity. Pursuant to the terms of the transaction, GE Equity acquired 5,339,500 shares of Preferred Stock, and NBC was issued a warrant (the "Distribution Warrant") to acquire 1,450,000 shares of Common Stock under a Distribution and Marketing Agreement discussed below. The Preferred Stock was sold by the Company for aggregate consideration of approximately $44,265,000 (or approximately $8.29 per share) and the Company will receive an additional approximately $12.0 million upon exercise of the Distribution Warrant. In addition, the Company issued to GE Equity a warrant (the "Investment Warrant") to increase its potential aggregate equity stake (together with its affiliates, including NBC) to 39.9%. NBC also has the exclusive right to negotiate on behalf of the Company for the distribution of its television home shopping service. The shareholders of the Company approved the above-described transaction with GE Equity and NBC at a special meeting of shareholders of the Company held on June 2, 1999. The material agreements constituting this strategic alliance to which the Company is a party are described below.

Investment Agreement

     Pursuant to the Investment Agreement between the Company and GE Equity dated March 8, 1999 (the "Investment Agreement"), the Company sold to GE Equity 5,339,500 shares of Preferred Stock for an aggregate of $44,265,000. The Preferred Stock is convertible into an equal number of shares of Common Stock, subject to customary anti-dilution adjustments, has a mandatory redemption on the 10th anniversary of its issuance or upon a "change of control" at its stated value ($8.29 per share), participates in dividends on the same basis as the Common Stock and has a liquidation preference over the Common Stock and any other junior securities. So long as NBC or GE Equity is entitled to designate a nominee to the Board of Directors (see discussion under "Shareholder Agreement" below), the holders of the Preferred Stock are entitled to a separate class vote on the directors subject to nomination by NBC and GE Equity. During such period of time, such holders will not be entitled to vote in the election of any other Directors, but will be entitled to vote on all other matters put before shareholders of the Company. Consummation of the sale of 3,739,500 shares of the Preferred Stock was completed on April 15, 1999. Final consummation of the transaction regarding the sale of the remaining 1,600,000 Preferred Stock shares was completed at a special meeting of the Company's shareholders held on June 2, 1999.

     Pursuant to the Investment Agreement, the Company also issued to GE Equity the Investment Warrant, which gave to GE Equity the right to acquire a number of shares of Common Stock that would result in the combined beneficial ownership by GE Equity and NBC of 39.9% of the Common Stock outstanding from time to time subject to certain limitations as set forth in the Investment Warrant. On July 6, 1999, GE Equity exercised the Investment Warrant, allowing it to acquire an additional 10,674,000 shares of the Company's Common Stock for an aggregate of $178,370,000, or $16.71 per share, representing the 45-day average closing price of the underlying Common Stock ending on the trading day prior to exercise.

Shareholder Agreement

     Pursuant to the Investment Agreement, the Company and GE Equity entered into a Shareholder Agreement (the "Shareholder Agreement") which provides for certain corporate governance and standstill matters. The Shareholder Agreement (together with the Certificate of Designation of the Preferred Stock) provides that GE Equity and NBC are entitled to designate nominees for an aggregate of 2 out of 7 board seats so long as their aggregate beneficial ownership is at least equal to 50% of their initial beneficial ownership, and 1 out of 7 board seats so long as their aggregate beneficial ownership is at least 10% of the "adjusted outstanding shares of Common Stock". GE Equity and NBC have also agreed to vote their shares of Common Stock in favor of the Company's nominees to the Board of Directors in certain circumstances. John L. Flannery, Jr. and R. Brandon Burgess, Directors of the Company and currently nominees for election to the Board of Directors by the holders of the Preferred Stock, are employed by GE Equity and NBC, respectively.

     Subject to certain limited exceptions, the Shareholder Agreement provides that all committees of the Board of Directors must include a proportional number of directors nominated by GE Equity and NBC. The Shareholder Agreement also requires the consent of GE Equity prior to the Company entering into any substantial agreements with certain restricted parties (broadcast networks and internet portals in certain limited circumstances, as defined), as well as taking any of the following actions: (i) issuance of more than 15% of the total voting shares of the Company in any 12-month period (25% in any 24-month period), (ii) payment of quarterly dividends in excess of 5% of the Company's market capitalization (or repurchases and redemption of Common Stock with certain exceptions), (iii) entry by the Company into any business not ancillary, complementary or reasonably related to the Company's current business, (iv) acquisitions (including investments and joint ventures) or dispositions exceeding the greater of $35.0 million or 10% of the Company's total market capitalization, or (v) incurrence of debt exceeding the greater of $40.0 million or 30% of the Company's total capitalization.

     Pursuant to the Shareholder Agreement, so long as GE Equity and NBC have the right to name at least one nominee to the Board of Directors, the Company will provide them with certain monthly, quarterly and annual financial reports and budgets. In addition, the Company has agreed not to take actions which would cause the Company to be in breach of or default under any of its material contracts (or otherwise require a consent thereunder) as a result of acquisitions of the Common Stock by GE Equity or NBC. The Company is also prohibited from taking any action that would cause any ownership interest of certain Federal Communication Commission regulated entities from being attributable to GE Equity, NBC or their affiliates.

     The Shareholder Agreement provides that during the Standstill Period (as defined in the Shareholder Agreement), and with certain limited exceptions, GE Equity and NBC shall be prohibited from: (i) any asset/business purchases from the Company in excess of 10% of the total fair market value of the Company's assets, (ii) increasing their beneficial ownership above 39.9% of the Company's shares, (iii) making or in any way participating in any solicitation of proxies,
(iv) depositing any securities of the Company in a voting trust, (v) forming, joining, or in any way becoming a member of a 13D Group with respect to any voting securities of the Company, (vi) arranging any financing for, or providing any financing commitment specifically for, the purchase of any voting securities of the Company, (vii) otherwise acting, whether alone or in concert with others, to seek to propose to the Company any tender or exchange offer, merger, business combination, restructuring, liquidation, recapitalization or similar transaction involving the Company, or nominating any person as a director of the Company who is not nominated by the then incumbent directors, or proposing any matter to be voted upon by the shareholders of the Company. If during the Standstill Period any inquiry has been made regarding a "takeover transaction" or "change in control" which has not been rejected by the

Board of Directors, or the Board of Directors pursues such a transaction, or engages in negotiations or provides information to a third party and the Board of Directors has not resolved to terminate such discussions, then GE Equity or NBC may propose to the Company a tender offer or business combination proposal.

     In addition, unless GE Equity and NBC beneficially own less than 5% or more than 90% of the adjusted outstanding shares of Common Stock, GE Equity and NBC shall not sell, transfer or otherwise dispose of any securities of the Company except for transfers: (i) to certain affiliates who agree to be bound by the provisions of the Shareholder Agreement, (ii) which have been consented to by the Company, (iii) pursuant to a third party tender offer, provided that no shares of Common Stock may be transferred pursuant to this clause (iii) to the extent such shares were acquired upon exercise of the Investment Warrant on or after the date of commencement of such third party tender offer or the public announcement by the offeror thereof or that such offeror intends to commence such third party tender offer, (iv) pursuant to a merger, consolidation or reorganization to which the Company is a party, (v) in a bona fide public distribution or bona fide underwritten public offering, (vi) pursuant to Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"), or (vii) in a private sale or pursuant to Rule 144A of the Securities Act; provided that, in the case of any transfer pursuant to clause (v) or (vii), such transfer does not result in, to the knowledge of the transferor after reasonable inquiry, any other person acquiring, after giving effect to such transfer, beneficial ownership, individually or in the aggregate with such person's affiliates, of more than 10% of the adjusted outstanding shares of the Common Stock.

     The Standstill Period will terminate on the earliest to occur of (i) the 10 year anniversary of the Shareholder Agreement, (ii) the entering into by the Company of an agreement that would result in a "change in control" (subject to reinstatement), (iii) an actual "change in control," (iv) a third party tender offer (subject to reinstatement), and (v) six months after GE Equity and NBC can no longer designate any nominees to the Board of Directors. Following the expiration of the Standstill Period pursuant to clause (i) or (v) above (indefinitely in the case of clause (i) and two years in the case of clause
(v)), GE Equity and NBC's beneficial ownership position may not exceed 39.9% of the Company on fully-diluted outstanding stock, except pursuant to issuance or exercise of any warrants or pursuant to a 100% tender offer for the Company.

Registration Rights Agreement

     Pursuant to the Investment Agreement, the Company and GE Equity entered into a Registration Rights Agreement providing GE Equity, NBC and their affiliates and any transferees and assigns, an aggregate of four demand registrations and unlimited piggyback registration rights.

Distribution and Marketing Agreement

     NBC and the Company have entered into a Distribution and Marketing Agreement dated March 8, 1999 (the "Distribution Agreement") which provides that NBC shall have the exclusive right to negotiate on behalf of the Company for the distribution of its home shopping television programming service. The agreement has a 10-year term and NBC has committed to delivering an additional 10 million full-time equivalent ("FTE") subscribers over the first 42 months of the term. In compensation for such services, the Company will pay NBC an annual fee of $1.5 million (increasing no more than 5% annually) and issued NBC the Distribution Warrant. The exercise price of the Distribution Warrant is approximately $8.29 per share. Of the aggregate 1,450,000 shares subject to the Distribution Warrant, 200,000 shares vested immediately, with the remainder vesting 125,000 shares annually over the 10-year term of the Distribution Agreement. In conjunction with the Company's November 2000 execution of the License Agreement with NBC (described below), the Company agreed to accelerate the vesting of the remaining unvested Distribution Warrants. The Distribution Warrants are exercisable for five years after vesting. The value assigned to the Distribution and Marketing Agreement and Distribution Warrant of $6,931,000 was determined pursuant to an independent appraisal and is being amortized on a straight-line basis over the term of the agreement. Assuming certain performance criteria above the delivery by NBC to the Company of 10 million FTE homes are met, NBC will be entitled to additional warrants to acquire Common Stock at the then current market price. In Fiscal 2001, the Company issued to NBC additional Distribution Warrants to purchase 343,725 shares of Common Stock at an exercise price of $23.07 per share. In the fourth quarter of Fiscal 2002, the Company issued to NBC additional Distribution Warrants to purchase 36,858 shares of Common Stock at an exercise price of $15.74 per share. These additional warrants were issued as a result of NBC meeting its original performance targets. The Company had a right to terminate the Distribution Agreement after the twenty-fourth, thirty-sixth and forty-second month anniversary if NBC was unable to meet the performance targets. In addition, the Company would have been entitled to a $2.5 million payment from NBC if the Company terminated the Distribution Agreement as a result of NBC's failure to meet the 24 month performance target. NBC may terminate the Distribution Agreement if the Company enters into certain "significant affiliation" agreements or a transaction resulting in a "change of control."

Trademark License Agreement with NBC

     On November 16, 2000, the Company entered into a Trademark License Agreement (the "License Agreement") with NBC pursuant to which NBC granted the Company an exclusive, worldwide license (the "License") for a term of 10 years to use certain NBC trademarks, service marks and domain names to rebrand the Company's business and companion Internet website to an NBC branded name, on the terms and conditions set forth in the License Agreement. The Company, with NBC's consent, selected "ShopNBC" and "ShopNBC.com" as its rebranded business and companion Internet website names, respectively. The new names were promoted as part of a wide-ranging marketing campaign that launched in 2001. In connection with the License Agreement, the Company issued to NBC warrants (the "License Warrants") to purchase 6,000,000 shares of Common Stock, with an exercise price of $17.375 per share, the closing price of a share of Common Stock on the Nasdaq National Market on November 16, 2000. The License Agreement also includes a provision for a potential cashless exercise of the License Warrants under certain circumstances. The License Warrants vest in one-third increments, with one-third exercisable immediately, and the remaining License Warrants vesting in equal amounts on each of the first two anniversaries of the License Agreement. The License Warrants are exercisable for six years after vesting. Additionally, the Company agreed to accelerate the vesting of the Distribution Warrant.

     The Company has also agreed under the License Agreement to (i) restrictions on using (including sublicensing) any trademarks, service marks, domain names, logos or other source indicators owned or controlled by NBC or its affiliates in connection with certain permitted businesses (the "Permitted Businesses") before the agreement of NBC to such use, (ii) the loss of its rights under the grant of the License with respect to specific territories outside of the United States in the event the Company fails to achieve and maintain certain performance targets,
(iii) amend and restate the current Registration Rights Agreement so as to increase the demand rights held by NBC and GE Equity from four to five, among other things, (iv) not, either directly or indirectly, own, operate, acquire or expand its business to include any businesses other than the Permitted Businesses without NBC's prior consent for so long as the Company's corporate name includes the trademarks or service marks owned or controlled by NBC, (v) strictly comply with NBC's privacy policies and standards and practices, and
(vi) until the earlier of the termination of the License Agreement or the lapse of certain contractual restrictions on NBC, either directly or indirectly, not own, operate, acquire or expand the Company's business such that one third or more of the Company's revenues or its aggregate value is attributable to certain services provided over the Internet. The License Agreement also grants to NBC the right to terminate the License Agreement at any time upon certain changes of control of the Company, the failure by NBC to own a certain minimum percentage of the outstanding capital stock of the Company on a fully-diluted basis, the failure of NBC and the Company to agree on new trademarks, service marks or related intellectual property rights, and certain other related matters. In certain events, the termination by NBC of the License Agreement may result in the acceleration of vesting of the License Warrants.

Xoom

     In September 1999, the Company entered into a strategic alliance with Snap! LLC and Xoom.com, Inc. ("Xoom") whereby the parties entered into, among other things, a rebranding trademark license agreement and an interactive promotion agreement, spanning television home shopping, Internet shopping and direct e-commerce initiatives. Under the terms of this transaction, the Company issued to Xoom a warrant (the "ValueVision Warrant") to acquire 404,760 shares of Common Stock at an exercise price of $24.706 per share. In consideration, Xoom issued a warrant (the "Xoom Warrant," and collectively with the ValueVision Warrant, the "Warrants") to the Company to acquire 244,004 shares of Xoom's common stock, $.0001 par value, at an exercise price of $40.983 per share. Both Warrants are subject to customary anti-dilution features and have a five-year term. The ValueVision Warrant expires on September 10, 2004. The exchange of warrants was made pursuant to the Company's original rebranding and strategic electronic commerce alliance with NBCi. In fiscal 1999, Zoom.com, Inc. and Snap! LLC, along with several Internet assets of NBC, were merged into NBCi and in Fiscal 2001, NBCi was repurchased by NBC. As a result of the NBC acquisition, the Company had the opportunity to exercise the Xoom Warrant to receive the merger consideration; the Company choose not to exercise its rights due to the uneconomic terms and subsequently the warrant lapsed. In connection with the issuance of the ValueVision Warrant to Xoom, the Company agreed to provide Xoom certain customary piggyback registration rights with no demand registration rights.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's Directors and executive officers, and persons who own more than ten percent of the Common Stock, to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. Executive officers, Directors and greater than ten percent shareholders of the Company are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company during Fiscal 2002, all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than ten percent shareholders were complied with except for the following. On May 21, 2003, Messrs. Barnes, Ryan and Fagre, each an executive officer of the Company, filed a Form 5 that was due March 17, 2003.

                            STOCK PERFORMANCE GRAPH

     The line-graph set forth below compares the cumulative, five-year, total shareholder return to the Company's shareholders (based on appreciation of the market price of the Common Stock) on an indexed basis with (i) a broad equity market index and (ii) a peer group index constructed by the Company. The presentation compares the Common Stock price in the period from January 31, 1998 to January 31, 2003, to the Nasdaq National Market stock index and to the peer group index created by the Company over the same period and consisting of companies involved in various aspects of the direct marketing to consumers industry. The total return to shareholders of those companies comprising the peer groups are weighted according to their stock market capitalization. The companies in the current peer group are: Zale Corporation, a specialty jewelry retailer, Shop At Home, Inc. (renamed Summit America Television, Inc. in November 2002), a direct to consumer retailer selling through interactive electronic media including television and the internet, Spiegel, Inc., an international specialty retailer of merchandise and credit services, and Hanover Direct, Inc., a retailer of branded merchandise through catalogs and electronic media and provider of fulfillment services. In each case, the cumulative return is calculated assuming an investment of $100 on January 31, 1998, and reinvestment of all dividends.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                         AMONG VALUEVISION MEDIA, INC.,
                     THE NASDAQ STOCK MARKET (U.S.) INDEX,
                                AND A PEER GROUP

                              (PERFORMANCE GRAPH)

              ---------------------------------------------------------------------------------------------------------
                                             VALUEVISION                 NASDAQ STOCK
                                             MEDIA, INC.                MARKET (U.S.)                 PEER GROUP
              ---------------------------------------------------------------------------------------------------------
                      1/98                      100.00                      100.00                      100.00
              ---------------------------------------------------------------------------------------------------------
                      1/99                      246.67                      156.49                      130.84
              ---------------------------------------------------------------------------------------------------------
                      1/00                      948.35                      244.12                      125.30
              ---------------------------------------------------------------------------------------------------------
                      1/01                      455.01                      171.44                      83.49
              ---------------------------------------------------------------------------------------------------------
                      1/02                      501.87                      120.40                      97.74
              ---------------------------------------------------------------------------------------------------------
                      1/03                      351.73                      82.97                       64.48
              ---------------------------------------------------------------------------------------------------------

-------------------------
* $100 invested on 1/31/98 in stock or index-including reinvestment of dividends. Fiscal year ending January 31.

                                   PROPOSAL 2

                     PROPOSAL TO RATIFY THE APPOINTMENT OF
                 DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS
           OF THE COMPANY FOR THE FISCAL YEAR ENDING JANUARY 31, 2004

     The Board of Directors has appointed Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending January 31, 2004, it being intended that such appointment would be presented for ratification by the shareholders of the Company. Arthur Andersen LLP had been the independent accountant for the Company from 1990 through May 16, 2002. On May 16, 2002, the Board of Directors, upon the recommendation of the Audit Committee, terminated the engagement of Arthur Andersen LLP and engaged Deloitte & Touche LLP as the independent accountant for the Company. Arthur Andersen LLP will not have representatives at the Meeting. Deloitte & Touche LLP will have representatives at the meeting who will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions regarding the Company's current fiscal year.

     During the Company's two most recent fiscal years and through the date of mailing of this Proxy Statement, there were no disagreements between the Company and Arthur Andersen LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreements in connection with its report on the consolidated financial statements of the Company and its subsidiaries for such years, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     The reports of Arthur Andersen on the consolidated financial statements of the Company and its subsidiaries for the fiscal years ended January 31, 2002 and January 31, 2001 contained no adverse opinions or disclaimers of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles.

     In the event the shareholders of the Company do not ratify the appointment of Deloitte & Touche LLP, the selection of other independent auditors will be considered by the Board of Directors.

          THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR
          RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS
         INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING
                                JANUARY 31, 2004

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors knows of no matters that will be presented for consideration at the Meeting other than as described in this Proxy Statement. If any other matters shall properly come before the Meeting or any adjournments or postponements thereof and be voted upon, the enclosed proxy will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendation of the management of the Company.

                             DIRECTORS AND OFFICERS

CORPORATE OFFICERS:

GENE MCCAFFERY
President & CEO

DICK BARNES
EVP, COO, CFO

JOHN RYAN
EVP of Entertainment

LIZ BYERLY HAESLER
EVP of TV/Internet Sales

STEVE DANKER
SVP and CIO

NATHAN FAGRE
SVP and General Counsel

HOWARD FOX
SVP of Operations/Customer Service

STANN LEFF
SVP of Human Resources

LYNDON MUELLER
SVP of ShopNBC Interactive

PATRICIA MUELLER
SVP of Strategy

SAM REINKENSMEYER
SVP of Finance

ROY SEINFELD
SVP and President of FanBuzz

BOARD OF DIRECTORS:

GENE MCCAFFERY
Chairman

BRANDON BURGESS
EVP, NBC Corporate Development

JOHN FLANNERY
President & CEO,
GE Capital Equity Investments, Inc.

MARSHALL GELLER
Geller & Friend Capital Partners

ROBERT J. KORKOWSKI
Private Investor

PAUL TOSETTI
Partner, Latham & Watkins

                      SUBMISSION OF SHAREHOLDER PROPOSALS

     All shareholder proposals intended to be presented at the 2004 annual meeting of the Company and desired to be included in the Company's proxy statement and form of proxy for that meeting must be received by the Company at its principal executive office no later than January 18, 2004. If notice of any other shareholder proposal intended to be presented at that meeting is not received by the Company on or before April 5, 2004, the proxy solicited by the Board of Directors of the Company for use in connection with that meeting may confer authority on the proxies named in such proxy to vote in their discretion on such proposal without any discussion in the Company's proxy statement for that meeting of either the proposal or how such proxies intend to exercise their voting discretion. The Company suggests that all such proposals be sent to the Company by certified mail, return receipt requested.

                                          By Order of the Board of Directors

                                          /s/ GENE MCCAFFERY
                                          Gene McCaffery
                                          Chairman of the Board, Chief Executive
                                          Officer and President

                            VALUEVISION MEDIA, INC.

                            AUDIT COMMITTEE CHARTER
                         (REVISED AS OF APRIL 23, 2003)

PURPOSE

     There shall be an Audit Committee (the "Committee") of the Board of Directors (the "Board") of ValueVision Media, Inc., a Minnesota corporation (the "Company").

     The Committee shall have the responsibility and authority to oversee the Company's management and independent auditors in regard to corporate accounting and financial reporting, to select, evaluate and, where appropriate, replace the independent auditors, and to nominate the independent auditors to be proposed for approval by the shareholders in any proxy statement. The Committee has the authority to conduct any investigation it deems appropriate, with full access to all books and records, facilities, personnel and outside advisors of the Company. The Committee is empowered to retain its own outside legal counsel, auditors or other experts in its discretion to advise the Committee and to compensate such parties with the Company's funds. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

ORGANIZATION

     The Committee shall consist of at least three directors. Each director appointed to the Committee shall:

          a) not be disqualified from being an "independent director" within the meaning of Rule 4200 of the NASD Manual, and shall have no relationship with the Company which, in the opinion of the Board, would interfere with the exercise of independent judgment; and

          b) be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement. If a director is not capable of understanding such fundamental financial statements, he or she must become able to do so within a reasonable period of time after appointment to the Committee.

          c) be "independent" as defined by other applicable laws, regulations and listing requirements.

     In particular, the Chairman of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the director's financial sophistication.

RESPONSIBILITIES

     The Committee recognizes that the preparation of the Company's financial statements and other financial information is the responsibility of the Company's management and that the auditing, or conducting limited reviews, of those financial statements and other financial information is the responsibility of the Company's independent auditors. The Committee's responsibility is to oversee the financial reporting process.

     The Company's management and its independent auditors, in the exercise of their responsibilities, acquire greater knowledge and more detailed information about the Company and its financial affairs than the members of the Committee. Consequently, the Committee is not responsible for providing any expert or other special assurance as to the Company's financial statements and other financial information or any professional certification as to the independent auditors' work, including without limitation their reports on, and limited reviews of, the Company's financial statements and other financial information. In addition, the Committee is entitled to rely on information provided by the Company's management and the independent auditors with respect to the nature of services provided by the independent auditors and the fees paid for such services.

     In carrying out its oversight responsibilities, the Committee shall:

          a) review and reassess the adequacy of the Audit Committee Charter annually;

          b) require that the independent auditors provide the Committee with a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard No. 1, and discuss with the independent auditors their independence;

          c) approve the retention of the independent auditors for any non-audit services and the fees for such services, except for certain limited non-audit services pursuant to explicit guidelines established by the Committee;

          d) recommend to the Board guidelines for the Company's hiring of employees of the independent auditing firm engaged on the Company's account;

          e) actively engage in a dialogue with the independent auditors regarding any disclosed relationships or services that may impact the objectivity and independence of the independent auditors;

          f) obtain reports from Company management with responsibility for financial and auditing matters and from the independent auditors that the Company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Business Ethics Policy, including disclosures of insider and affiliated party transactions;

          g) evaluate together with the Board the performance of the independent auditors and whether it is appropriate to adopt a policy of rotating independent auditors on a regular basis and, if so determined by the Committee, recommend that the Board replace the independent auditors;

          h) assure regular rotation of the lead audit partner and the reviewing audit partner of the Company's independent auditor;

          i) take, or recommend that the full Board take, appropriate action to oversee the independence of the independent auditors;

          j) review with management and the independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements;

          k) review the experience and qualifications of the senior members of the independent auditors' team and the quality control procedures of the independent auditor;

          l) review and consider the matters identified in Statement on Auditing Standards No. 61 with the independent auditors and management;

          m) review an analysis prepared by management and the independent auditors of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including an analysis of the effect of alternative GAAP methods on the Company's financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters;

          n) review with the independent auditors any problems or difficulties the independent auditors may have encountered and any management letter provided by the independent auditors and the Company's response to that letter, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to required information and any disagreements with management;

          o) meet on a regular basis with the Company's chief financial officer and the independent auditors;

          p) provide appropriate and adequate opportunities for the Company's independent auditor to report to the Committee:

             (i) all critical accounting policies and practices to be used;

             (ii) all alternative treatments of financial information within GAAP that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Company's outside auditor; and

             (iii) other material written communications between the Company's outside auditor and the management of the Company, such as any management letter or schedule of unadjusted differences;

          q) consider whether the provision of the services by the independent auditors (other than those services rendered in respect of the audit or review of the Company's annual or quarterly financial statements) is compatible with maintaining the independent auditor's independence;

          r) beginning with the audited financial statements of the Company for the fiscal year ending January 31, 2003, review and discuss the Company's audited financial statements that are to be included in the Company's Form 10-K with the independent auditors and management and determine whether to recommend to the Board of Directors that the financial statements be included in the Company's Form 10-K for filing with the Securities and Exchange Commission;

          s) review with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company's financial statements or accounting policies;

          t) establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal control or auditing matters and the confidential, anonymous submission by employees of the Company regarding questionable accounting or auditing matters;

          u) receive information from the Company's management about any significant deficiencies and material weaknesses in the design or operation of internal controls that could adversely affect the Company's ability to record, process, summarize and report financial data and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls;

          v) review the terms of proposed engagements of the independent auditors relating to services to the Company in connection with any formal investigation of possible fraud, financial statement misstatements or material weaknesses in internal controls, prior to such engagements; and

          w) review with management and the independent auditors any matters identified by the independent auditors pursuant to Statement on Auditing Standards No. 71 regarding the Company's interim financial statements prior to the filing of such interim financial statements on the Company's Form 10-Q, including the results of the independent auditors' review of the interim financial statements.

     The independent auditors are ultimately accountable to the Board and the Committee, as representatives of the shareholders. The Board and the Committee have ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors, and, if applicable, to nominate the independent auditors to be proposed for approval by the shareholders in any proxy statement.

                             COMMON STOCK PROXY CARD
                               COMMON STOCK PROXY

                             VALUEVISION MEDIA, INC.

                  PROXY FOR 2003 ANNUAL MEETING OF SHAREHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.


         The undersigned, a shareholder of ValueVision Media, Inc., hereby appoints Gene McCaffery and Richard D. Barnes, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Annual Meeting of Shareholders of ValueVision Media, Inc. to be held at the Minneapolis Marriott Southwest, 5801 Opus Parkway, Minnetonka, Minnesota, on Thursday, June 26, 2003 at 9:00 a.m., central daylight savings time, and at any and all postponements and adjournments thereof, with all the powers which the undersigned would possess if personally present, upon the matters set forth herein. When properly executed, this proxy will be voted on the proposals set forth herein as directed by the shareholder, but if no direction is made in the space provided, the proxies will vote FOR all nominees in Proposal 1, FOR Proposal 2 and at their discretion on any other business as may properly come before the meeting.

         The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the Meeting.

                                                           ---------------------
                                                           COMPANY #
                                                           CONTROL #
                                                           ---------------------

THERE ARE THREE WAYS TO VOTE YOUR PROXY

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE - TOLL FREE - 1-800-240-6326 - QUICK *** EASY *** IMMEDIATE

o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11 a.m. (CT) on June 25, 2003.

o You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4-digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN please enter 4 zeros.

o   Follow the simple instructions the Voice provides you.

VOTE BY INTERNET - HTTP://WWW.EPROXY.COM/VVTV/ - QUICK *** EASY *** IMMEDIATE

o Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12 noon (CT) on June 25, 2003.

o You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4-digits of the U.S. Social Security Number or Tax Identification Number for this account to obtain your records and create an electronic ballot. If you do not have a U.S. SSN or TIN please leave blank.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope or return it to ValueVision Media, Inc., c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873


      IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD
                             - PLEASE DETACH HERE -

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1. Election of       01  Gene McCaffery          03  Robert J. Korkowski   [ ] Vote FOR all        [ ] Vote WITHHELD
   directors:        02  Marshall S. Geller      04  Paul D. Tosetti           nominees (except        from all
                                                                               as marked)              nominees

                                                                           -------------------------------------------------
(INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,
 WRITE THE NUMBER(s) OF THE NOMINEE(s) IN THE BOX PROVIDED TO THE RIGHT.)
                                                                           -------------------------------------------------

2.   Proposal to ratify Deloitte & Touche LLP as independent auditors        [ ]  For  [ ]   Against   [ ]   Abstain
     for the current fiscal year.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL

Address Change?  Mark Box  [ ]
Indicate changes below:                                                Date
                                                                           -------------------------------------------------


                                                                       -----------------------------------------------------


                                                                       -----------------------------------------------------

                                                                       Signature(s) in Box

                                                                       Please sign exactly as your name(s) appear on Proxy.
                                                                       If held in joint tenancy, all persons must sign.
                                                                       Trustees, administrators, etc., should include title
                                                                       and authority. Corporations should provide full name
                                                                       of corporation and title of authorized officer signing
                                                                       the proxy.

                           PREFERRED STOCK PROXY CARD
                              PREFERRED STOCK PROXY

                             VALUEVISION MEDIA, INC.

                  PROXY FOR 2003 ANNUAL MEETING OF SHAREHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.

         The undersigned, a shareholder of ValueVision Media, Inc., hereby appoints Gene McCaffery and Richard D. Barnes, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Annual Meeting of Shareholders of ValueVision Media, Inc. to be held at the Minneapolis Marriott Southwest, 5801 Opus Parkway, Minnetonka, Minnesota, on Thursday, June 26, 2003 at 9:00 a.m., central daylight savings time, and at any and all postponements and adjournments thereof, with all the powers which the undersigned would possess if personally present, upon the matters set forth herein. When properly executed, this proxy will be voted on the proposals set forth herein as directed by the shareholder, but if no direction is made in the space provided, the proxies will vote FOR all nominees in Proposal 1, FOR Proposal 2 and at their discretion on any other business as may properly come before the meeting.

         The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the Meeting.

                                                           ---------------------
                                                           COMPANY #
                                                           CONTROL #
                                                           ---------------------

THERE ARE THREE WAYS TO VOTE YOUR PROXY

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE - TOLL FREE - 1-800-240-6326 - QUICK *** EASY *** IMMEDIATE

o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11 a.m. (CT) on June 25, 2003.

o You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4-digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN please enter 4 zeros.

o   Follow the simple instructions the Voice provides you.

VOTE BY INTERNET - HTTP://WWW.EPROXY.COM/VVTV/ - QUICK *** EASY *** IMMEDIATE

o Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12 noon (CT) on June 25, 2003.

o You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4-digits of the U.S. Social Security Number or Tax Identification Number for this account to obtain your records and create an electronic ballot. If you do not have a U.S. SSN or TIN please leave blank.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope or return it to ValueVision Media, Inc., c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873


      IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD
                             - PLEASE DETACH HERE -

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1. Election of       01  R. Brandon Burgess                                [ ]  Vote FOR all       [ ]  Vote WITHHELD
   directors:        02 John  L.  Flannery, Jr.                                 nominees (except        from all
                                                                                as marked)              nominees

                                                                           -------------------------------------------------
(INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED
NOMINEE, WRITE THE NUMBER(s) OF THE NOMINEE(s) IN THE BOX PROVIDED
TO THE RIGHT.)
                                                                           -------------------------------------------------

2.   Proposal to ratify Deloitte & Touche LLP as independent auditors        [ ]  For  [ ]   Against   [ ]   Abstain
     for the current fiscal year.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL

Address Change?  Mark Box  [ ]
Indicate changes below:                                                Date
                                                                           -------------------------------------------------


                                                                       -----------------------------------------------------


                                                                       -----------------------------------------------------

                                                                       Signature(s) in Box

                                                                       Please sign exactly as your name(s) appear on Proxy.
                                                                       If held in joint tenancy, all persons must sign.
                                                                       Trustees, administrators, etc., should include title
                                                                       and authority. Corporations should provide full name
                                                                       of corporation and title of authorized officer signing
                                                                       the proxy.